UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2006, the Compensation Committee of the Board of Directors of Rewards Network Inc. (“Compensation Committee”) approved the following actions with respect to the compensation of the Corporation’s executive officers who are expected to be named executive officers in the Corporation’s 2006 Proxy Statement (“Named Executive Officers”):

Bonus Earned for 2005. The Compensation Committee determined the amount of bonus payable to each Named Executive Officer for 2005 performance. Based on the financial performance of the Corporation and the individual performance of each Named Executive Officer, the Corporation will pay the following bonuses to the Named Executive Officers in cash in March 2006:

Named Executive Officer	Title	Bonus
Ronald L. Blake	President and Chief Executive Officer	$135,000
Bryan R. Adel	Senior Vice President, General Counsel, Secretary and Chief Privacy Officer	$26,291
Megan E. Flynn	Senior Vice President, Business Development	$26,875
Christopher J. Locke	Senior Vice President and Chief Financial Officer	$28,125
Robert S. Wasserman	Executive Vice President, Sales and Marketing, Operations	$45,000

Restricted Stock Unit Awards Granted to Ronald L. Blake. The Compensation Committee approved the grant of a restricted stock unit award pursuant to the Rewards Network Inc. 2004 Long-Term Incentive Plan (“2004 Plan”) to Ronald L. Blake as set forth in the Employment Agreement between the Corporation and Mr. Blake dated as of September 13, 2005 (“Blake Employment Agreement”). The Compensation Committee approved the grant to Mr. Blake of a restricted stock unit award entitling Mr. Blake to receive 250,000 shares of the Corporation’s common stock, with 186,000 shares vesting on December 31, 2006, and the remaining 64,000 shares vesting on December 31, 2007. This restricted stock unit award vests only if Mr. Blake remains employed by the Corporation as of each vesting date and the Corporation attains applicable performance goals based on the Corporation’s earnings before interest, income taxes, depreciation and amortization, excluding unusual and non-recurring gains and losses (“EBITDA”). This restricted stock unit award will fully vest upon a change in control, as defined in the Blake Employment Agreement. This summary is qualified in its entirety by reference to the Restricted Stock Unit Award Agreement between Mr. Blake and the Corporation, a copy of which is attached hereto as Exhibit 10.1.

The Compensation Committee and the Board of Directors adopted the Rewards Network Inc. 2006 Long-Term Incentive Plan (“2006 Plan”), subject to the approval of the stockholders of the Corporation. The Compensation Committee approved the grant of an additional restricted stock unit award to Mr. Blake entitling Mr. Blake to receive 50,000 shares of the Corporation’s common stock, subject to the approval of the 2006 Plan by the stockholders of the Corporation. This restricted stock unit award will fully vest upon a change in control, as defined in the 2006 Plan. This restricted stock unit award will have the same terms as the restricted stock unit awards granted to the other Named Executive Officers as described below.

Restricted Stock Unit Awards Granted to Other Named Executive Officers. The Compensation Committee approved the grant of restricted stock unit awards pursuant to the 2004 Plan to the Named Executive Officers other than Mr. Blake entitling these Named Executive Officers to receive shares of the Corporation’s common stock as follows:

Named Executive Officer	Number of Shares
Bryan R. Adel	10,000
Megan E. Flynn	17,906
Christopher J. Locke	19,980
Robert S. Wasserman	27,257

These restricted stock unit awards vest in three equal installments beginning on the first anniversary of the date of grant if the Corporation attains applicable performance goals based on the Corporation’s EBITDA in 2006 (“2006 Performance Target”). If the Corporation does not achieve the 2006 Performance Target, but achieves a cumulative EBITDA target for 2006 and 2007 (“2007 Cumulative Performance Target”), these restricted stock unit awards will vest two-thirds on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant. If the Corporation does not achieve the 2007 Cumulative Performance Target, but achieves a cumulative EBITDA target for 2006, 2007 and 2008, these restricted stock unit awards will vest in their entirety on the third anniversary of the date of grant. If the 2008 Cumulative Performance Target is not achieved, the restricted stock unit awards will not vest.

These restricted stock unit awards vest only if the Named Executive Officer remains employed by the Corporation as of each vesting date. These restricted stock unit awards will fully vest upon a change in control, as defined in the Corporation’s 2004 Plan. This summary of the terms of these restricted stock unit awards is qualified in its entirety by reference to the Restricted Stock Unit Award Agreement governing such awards, the form of which is attached hereto as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Unit Award Agreement between Ronald L. Blake and Rewards Network Inc.

10.2	Form of Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: February 28, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Unit Award Agreement between Ronald L. Blake and Rewards Network Inc.

10.2	Form of Restricted Stock Unit Award Agreement.